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                                                                   Exhibit 10.11


                             SHAREHOLDERS AGREEMENT

                                  BY AND AMONG

              SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

                                       AND

                           CERTAIN OF ITS SHAREHOLDERS







                           dated as of March __, 2001



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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             SHAREHOLDERS AGREEMENT

         This Shareholders Agreement (the "Agreement") is made as of March , 2001, by and among:

         Semiconductor Manufacturing International Corporation, a company formed under the laws of the Cayman Islands (the "Company"); and

         The Institutional Investors and Founders (each as defined below) and holders of the Company's Shares (as defined below) from time to time who have executed and delivered an Accession Agreement in substantially the form set out in EXHIBIT A to this Agreement (the "Accession Agreement").

                                    RECITALS

         A. The Company has established a wholly- foreign- owned enterprise, Semiconductor Manufacturing International Corporation (Shanghai) (the "Operating Entity") in the People's Republic of China (the "PRC") for the manufacturing and marketing of advanced technology semiconductors;

         B. Certain institutional investors (the "Series A Institutional Shareholders") and the Company have entered into share purchase agreements providing for the sale by Company and the purchase by such Series A Institutional Shareholders of Series A Preference Shares of the Company on the terms and conditions set forth in those agreements;

         C. It is understood that additional institutional investors (the "Subsequent Institutional Shareholders" and, together with Series A Institutional Shareholders, the "Institutional Share- holders") and the Company will enter into share purchase agreements providing for the sale by the Company and the purchase by the Subsequent Institutional Shareholders of Series A Preference Shares or other convertible securities of the Company on terms and conditions to be set forth in the respective share purchase agreements.

         D. Certain directors and employees of the Company (the "Founders") have entered into restricted share purchase agreements with the Company providing for the sale by the Company and the purchase by such Founders of Ordinary Shares of the Company on the terms and conditions set forth in those agreements; and

         E. As a condition to the closing of the transactions contemplated under the share purchase agreements, the Company and the Shareholders (as defined below) desire to set forth the rights and obligations of the Company and the Shareholders according to the terms of this Agreement.

         THE PARTIES AGREE AS FOLLOWS:

         1. DEFINITIONS. For purposes of this Agreement the following terms shall have the following meanings:

             1.1 "AGREEMENT" has the meaning set forth in the preamble to this Agreement.


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             1.2  "AFFILIATE"  of  any  specified  person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person and, in case of a natural person, his or her spouse, lineal descendents, father, mother, brother or sister. For purposes of this definition, control of a person other than a natural person means the holding of at least 50% of its voting stock or the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             1.3 "ARTICLES" means the First Amended and Restated Articles of Association of the Company, duly approved as of March , 2001.

             1.4 "BOARD OF DIRECTORS" means the board of directors of the Company.

             1.5  "CHAIRMAN"  means the chairman of the Board of Directors.

             1.6 "COMPANY" has the meaning set forth in the preamble to this Agreement.

             1.7 "CO- SALE RIGHT" has the meaning set forth in Section 6.5 of this Agreement.

             1.8 "DIRECTORS" means the members of the Board of Directors of the Company.

             1.9 "INCENTIVE STOCK PLANS" include the Company's 2001 Stock Plan, 2001 Regulation S Stock Plan, 2001 Series A Stock Plan and 2001 Regulation S Series A Stock Plan, as amended from time to time.

             1.10 "INSTITUTIONAL SHAREHOLDERS" has the meaning set forth in preamble to this Agreement. For the avoidance of doubt, purchasers of Series A Preference Shares solely pursuant to the exercise of stock options granted under one or more Incentive Stock Plans shall not be considered Institutional Shareholders for purposes of this Agreement.

             1.11 "IPO" means the first firm commitment underwritten offering to the general public pursuant to an effective registration statement under the United States Securities Act of 1933, as amended or a valid qualification or filing under the securities law of another jurisdiction covering the offer and sale of Ordinary Shares at an aggregate offering price of not less than US$ 150 million (or its equivalent in another currency) at a public offering price of not less than US$ 2.22 (or its equivalent in another currency) per share.

             1.12 "ISSUANCE NOTICE" has the meaning set forth in Section 2.2 of this Agreement.

             1.13 "NEW SECURITIES" means any securities of the Company, whether currently authorized or not, including, among others, any rights, options, or warrants to purchase capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into capital stock of the Company. "New Securities" does not include: (a) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets, or other reorganization, if approved by the Board of Directors; (b) securities issued without consideration pursuant to a stock dividend, stock split, or similar transaction; (c) securities issued or issuable pursuant to the Incentive Stock Plans; (d) securities issued or issuable to lenders, licensors and leasing institutions pursuant to any financing, lending or leasing transaction approved by the Board of Directors, which in any 12- month period account for in the aggregate no more than


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0.5% of the  total  number  of  outstanding  Shares  of the  Company  (on an as-
converted basis); and (e) securities issued or issuable to joint venture partners or in connection with other strategic alliances approved by the Board of Directors, which in any 12- month period account for in the aggregate no more than 0.5% of the total number of outstanding Shares of the Company (on an as-converted basis).

             1.14 "NON- TRANSFERRING INSTITUTIONAL SHAREHOLDER" has the meaning set forth in Section 6.3 of this Agreement.

             1.15 "ORDINARY SHARES" means the ordinary shares of the Company, par value of US$ 0.001 per share.

             1.16 "PROHIBITED TRANSFER" has the meaning set forth in Section 6.7 of this Agreement.

             1.17 "PRO RATA SHARE" with respect to any Shareholder, means the ratio of (a) the total number of Shares held by that Shareholder and, with respect to any Founder, the total number of Shares purchased by such Founder at a price no less than the last price at which the Shares were sold to Institutional Shareholders to (b) the total number of outstanding Shares and Share Equivalents on the date of determination. For these purposes, "Share Equivalents" means, as of any time of determination, the aggregate of (x) the number of Shares which would be issued if all outstanding warrants, rights, options, convertible securities or other securities exercisable or exchangeable for Shares had been converted, exercised or exchanged immediately prior to such determination and (y) the number of other outstanding equity and other securities of the Company which carry, with or without conditions, voting rights or rights in liquidation ranking pari pasu with those of the Shares, as adjusted by the Board of Directors in their reasonable discretion so as to be numerically equivalent, on a per- share or per- security basis, to reflect the same voting and other rights of the Shares.

             1.18  "RIGHT OF FIRST  OFFER" has the  meaning set forth in Section
6.3 of this Agreement.

             1.19 "SERIES A PREFERENCE SHARES" mean the Company's Series A Preference Shares, par value US$ 1.1111 per share.

             1.20 "SHAREHOLDERS" means the Institutional Shareholders, the Founders and any holder of Shares from time to time who is required pursuant to the Articles or otherwise to execute and deliver and have executed and delivered the Accession Agreement.

             1.21 "SHARES" means Ordinary Shares, the Company's Series A Preference Shares, par value US$ 1.1111 per share, and any other series or class of shares issued by the Company after the date hereof. 1.22 "STOCK" includes Shares now owned and subsequently acquired.

             1.23 "TRANSFER NOTICE" has the meaning set forth in Section 6.3 of this Agreement.

             1.24  "TRANSFERRING  SHAREHOLDER"  has the  meaning  set  forth  in
Section 6.3 of this Agreement.


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         2.  RIGHT OF PARTICIPATION.

             2.1 RIGHT OF PARTICIPATION WITH RESPECT TO NEW SECURITIES. The Company grants to each Institutional Shareholder and Founder the right to purchase only its Pro Rata Share of New Securities which the Company may, from time to time, propose to issue and sell. Each Institutional Shareholder and Founder may purchase its Pro Rata Share of the New Securities on the same terms and conditions and at the same price at which the Company proposes to issue and sell the New Securities.

             2.2 NOTICE. In the event the Company proposes to issue and sell New Securities, it shall give each Institutional Shareholder and each Founder a written notice (the "Issuance Notice") which shall describe the type and the terms of the New Securities, the price, and other terms and conditions upon which the Company proposes to issue and sell the same, the number of shares which that Institutional Shareholder or Founder is entitled to purchase pursuant to Section 2.1 of this Agreement, and a statement that such Institutional Shareholder or Founder shall have fifteen (15) calendar days from the date of its receipt of the Issuance Notice to respond to the Issuance Notice. Each such Institutional Shareholder and each Founder may agree to purchase its Pro Rata Share of the New Securities at the price and upon the terms and conditions specified in the Issuance Notice by giving written notice to the Company within fifteen (15) calendar days after its receipt of the Issuance Notice from the Company and the closing of such sale and purchase shall be at the time and place specified in the Issuance Notice or otherwise agreed between the Company and such Institutional Shareholder or Founder.

             2.3 SALE OF NEW SECURITIES. In the event such Institutional Shareholder or Founder fails to exercise its right of participation within the 15- day period specified in Section 2.2, the Company shall have 90 days thereafter to issue and sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to issue and sell to one or more purchasers, any or all of the New Securities in respect of which the rights of participation of such Institutional Shareholder or Founder were not exercised, at a price and upon terms and conditions no more favorable to the purchaser than specified in the Issuance Notice. In the event the Company has not issued and sold the New Securities within this 90 day period (or closed the sale of the New Securities within 60 days from the date of the agreement), the Company shall not thereafter issue or sell such New Securities without first offering the New Securities to each such Institutional Shareholder and Founder in the manner provided above.

         3.  BOARD OF DIRECTORS.

             3.1 BOARD OF DIRECTORS. The Company shall be managed by the Board of Directors appointed at a shareholder general meeting of all holders of the Company's Shares (pursuant to Section 4 hereof). As of the First Closing Date, the Board of Directors shall consist of eight (8) members. The President and Chief Executive Officer of the Company together shall have the right to nominate two (2) Board members (one of which may be the President and Chief Executive Officer) at any time and from time to time before, on, or after the First Closing Date. Each of [* Omitted pursuant to a request for confidential treatment filed seperately with the commission] shall have the right to nominate one (1) Board member at any time and from time to time before, on, or after the First Closing Date, in each case provided that such nominee shall be subject to the prior approval of the President and Chief Executive Officer, which approval shall not be unreasonably withheld.

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             Immediately  upon any exercise in full of the option granted by the
Company to GS Capital  Partners 2000, L. P., GS Capital  Partners 2000 Offshore,
L. P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L. P. and Stone Street Fund 2000 L. P. (collectively the "GS Investors") pursuant to Section 1.2 of the Series A Preference Share Purchase Agreement, dated March , 2001, by and between the Company and such GS Investors, all Shareholders shall cause the Company to hold a shareholder general meeting in accordance with Section 4 hereof and the Articles and vote their Shares (i) to increase the number of the Directors of the Board from eight to nine and (ii) for the election of a Director nominated by GS Capital Partners 2000, L. P..

             Each Shareholder agrees to take all necessary actions within its control, including, to the extent permitted by the Cayman Islands law, requiring Directors nominated or designated by it in the Company to cause the Company to vote its shares in the Operating Entity and other subsidiaries of the Company, if any, to elect the directors of the Operating Entity and such other subsidiaries pursuant to this Section 3.1. Each Shareholder shall take necessary actions to cause the election of the Directors in the Company that are nominated and elected pursuant to the provisions set forth in this Section 3.1, as the directors of the Operating Entity or such other subsidiaries, as the case may be.

             3.2 RIGHT TO NOMINATE DIRECTORS. The right of Shareholders to nominate Directors hereunder shall include the right to fix the period of their appointment and to remove and/ or replace such Directors so nominated.

             3.3 ELECTION OF DIRECTORS. Each Shareholder shall vote all of its Shares for the election (or removal, if relevant) of the Directors nominated by the Shareholders pursuant to Section 3.1 of this Agreement. If a vacancy on the Board of Directors should occur, for whatever reason, the Shareholder who nominated the former Director shall be entitled to nominate such Director's replacement and each Shareholder shall vote all of its Shares for the election of such nominee. Each Shareholder agrees to cause the Directors of the Company who are nominated by it to act in accordance with the terms of this Agreement.

             If, within thirty calendar days after the conditions precedent have been fully satisfied, any Shareholder (the "Defaulting Shareholder") fails or refuses to purchase all or any portion of the Shares it is obligated to purchase pursuant to an agreement with the Company, all of the other Shareholders shall cause the Company to hold a general shareholder meeting and vote all their Shares for the removal the Director nominated by the Defaulting Shareholder.

             3.4 MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors shall meet (a) at least once every quarter, (b) at such other times as it shall determine whenever requested in writing by at least three Directors, which request shall specify the subject to be addressed at such meeting and (c) when duly requested by the President pursuant to Section 6.3 hereof. Meetings of the Board of Directors shall be held at the Company's business office in Shanghai or as otherwise determined by the Board of Directors. The Directors may meet together either in person or by telephone, radio, conference television or similar communication equipment or any other form of audio or audio- visual instantaneous communication by which all persons participating in the meeting are able to hear and be heard by all other participants.

             3.5 CHAIRMAN. The Shareholders agree that the Directors shall appoint a Chairman (who shall serve a term of 3 years) among themselves through a vote in accordance with


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Section 3.9( b) hereof. The Chairman shall have one vote as a Director but shall not have a second or casting vote at any meetings of the Board of Directors.

             3.6 NOTICE OF BOARD OF DIRECTORS MEETINGS. Meetings of the Board of Directors shall be convened by the Chairman of the Board by at least one- month notice in writing (for regular meetings of the Board of Directors) or four- day notice in writing or 48 hour oral notice (for other meetings of the Board of Directors) given to every Director, which notice shall set forth the agenda, the date, time and place of the meeting. If written notice is given, such notice shall be given in person, cable, telex or telecopy, and it shall be deemed to have been given on the date of delivery or transmission, as the case may be. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice reasonably believes will promptly communicate it to the Director. Notice shall not be required if all Directors are present or represented at the meeting or if absent Directors agree in writing to waive the requirement of such notice.

             3.7 QUORUM. A quorum for meetings of the Board of Directors shall be a majority of the Directors.

             3.8 MANAGEMENT OF THE COMPANY AND ADVISORY COMMITTEE. The Company shall have a President who shall be assisted by other senior executive officers which may consist of one Chief Financial Officer, one Chief Operating Officer, and any other officers with independent policy- making authority (all of which, together with the President, are hereinafter referred to collectively as the "Executive Officers" and individually as an "Executive Officer") who shall at all times be responsible to, and subject to the control of, the Board of Directors.

             The Company's management shall meet once every month to discuss the Company's financial condition and business operations including monthly management accounts for the prior month. All Directors shall be entitled to participate in such meetings and shall be entitled to receive advance notices in a manner as set forth in Section 3.6 above, PROVIDED, however, THAT only one-week's advance notice shall be given. All documents and information (including monthly management accounts) to be discussed at such meeting shall be DELIVERED to the Directors at least twenty four hours prior to such meeting via facsimile or carrier or in person.

             The  Company  shall  have  an  Advisory  Committee  (the  "Advisory
Committee"), consisting of three to five advisors nominated by the Executive Officers and/ or Directors who shall advise and make non- binding recommendations to the Board of Directors. As of the First Closing, the Advisory Committee will consist of Dr. Yu Hua- Lian, Dr. Tzu Fann Shao, Professor Edward
S. Yang and Professor  Wang Yang- Yuan.

             3.9 APPROVAL OF THE BOARD OF DIRECTORS. (A) Each of the actions or matters set forth below requires the approval of no less than two- thirds of all
Directors:

                (a) Approval or modification of the annual or longer- term business plan, the annual budget, and the annual financial report of the Company and the Operating Entity;

                (b) [Appointment or removal of the Chairman or any Executive Officer of the Company or the Operating Entity or persons performing similar functions, and determination of their compensation, if any;]


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                (c)  Making  of any  capital  expenditure  in  excess  of US$ 10 million for one item or related items by the Company or the Operating Entity, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this Section 3.9 after the date hereof;

                (d) Establishing or utilizing lines of credit and borrowing any money or entering into any capital lease from any source by the Company or Operating Entity involving an amount in excess of US$ 4 million, whether or not such borrowing is secured by pledge, mortgage or other lien on any assets or property of the Company or the Operating Entity, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this
Section 3.9 after the date hereof;

                (e) Entering into any purchasing and/ or construction contract by the Company or the Operating Entity in excess of US$ 50 million other than in the ordinary course of business, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this Section 3.9 after the date hereof;

                (f) Adoption or modification of the Company's or the Operating Entity's compensation structure, including but not limited to compensation, benefits, bonuses and other employee incentive plans (including the Incentive Stock Plans);

                (g) Assuming, guaranteeing, endorsing or otherwise becoming liable by the Company or the Operating Entity upon the obligation of any persons or entities other than in the ordinary course of business or involving an amount in excess of US$ 4 million, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this Section 3.9 after the date hereof;

                (h)  Approval  or  modification  of  the  general   policies  or
guidelines (if any) of the Company or the Operating Entity for setting the pricing and other terms and conditions of its business activities;

                (i) Acquisition of or investment into any other companies by the Company or the Operating Entity involving an amount in excess of US$ 4 million in one transaction or a series of transactions, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this
Section 3.9 after the date hereof;

                (j) Sale, mortgage, lien, lease or other dispositions of any properties of the Company or the Operating Entity with a value in excess of US$ 4 million in one transaction or in a series of transactions, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this Section 3.9 after the date hereof;

                (k) Execution, amendment or renewal of any contract or agreement between the Company or the Operating Entity and any Shareholder or any of its affiliates other than in the ordinary course of business or involving an amount in excess of US$ 4 million in one transaction or in a series of related transactions, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this Section 3.9 after the date hereof;

                (l) The establishment and constitution of any compensation committee of the Board of Directors;


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                (m)  Granting  of  any  shares  or  options  to  the   Company's
directors, consultants or employees (including the price at which such shares may be purchased or at which such options may be exercised) unless previously approved by the Board of Directors or any compensation committee of the Board of Directors; and

                (n) Any other share issuance.

             (B) Each of the actions or matters set forth below requires the approval of at least a simple majority of all Directors:

                (a) Making of any loans, advances, or other credits by the Company or the Operating Entity to any persons or entities other than in the ordinary course of business or involving an amount in excess of US$ 4 million in one transaction or a series of related transactions, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this
Section 3.9 after the date hereof;

                (b) Agreeing to any settlement requiring payment by the Company or the Operating Entity in excess of US$ 1 million, whether or not such settlement is pursuant to litigation, arbitration, or other judicial or administrative proceedings, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this Section 3.9 after the date hereof; and

                (c) Sale, lease, transfer, licensing or other disposition of any of the Company's or the Operating Entity's tangible or intangible assets (including intellectual property) or properties having a book value or sales price in excess of US$ 4 million in one transaction or a series of related transactions other than in the ordinary course of business, unless previously approved in the annual budget that is adopted by the Board of Directors pursuant to this Section 3.9 after the date hereof.

         4.  HOLDERS OF SHARES.

             4.1 MEETINGS OF HOLDERS OF SHARES. Meetings of the holders of Shares shall be either annual general meetings or general meetings other than annual general meetings (the "Extraordinary General Meetings") convened and held as follows.

4.2 MATTERS FOR THE ANNUAL GENERAL MEETINGS. Not later than the end of the month of June in every year an annual general meeting of the holders of Shares shall be held, at which meeting the following actions shall be taken:

                (a) The Board of Directors shall report on the affairs of the Company and its performance during the preceding fiscal year;

                (b) The audited financial accounts of the preceding fiscal year shall be submitted for approval;

                (c) The selection and approval of the auditors for the Company and the Operating Entity;

                (d) Appropriation of the undistributed retained earnings for the preceding fiscal year and declaration of dividends or other distributions, if any, shall be determined; and


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                (e) Any other matter  requiring a resolution of the Shareholders at a meeting at that time shall be resolved.

             4.3 EXTRAORDINARY GENERAL MEETINGS. Extraordinary General Meetings of the holders of Shares shall be held upon written request of (a) a majority of the Board of Directors or (b) holders of Shares together holding at least 33% of the issued and outstanding Shares of the Company (on an as- converted basis), which requests in each case shall specify the subject to be addressed at such meeting.

             4.4 NOTICES AND PLACE. All meetings of the holders of Shares shall be held in Shanghai or Hong Kong unless agreed otherwise by the holders of Shares. At least 21 calendar days' prior written notice shall be given for all such meetings.

             4.5 QUORUM. A quorum for meetings of the holders of Shares shall be holders of Shares holding in the aggregate a majority of the issued and outstanding Shares (including preference shares on an as converted basis), acting through its or their duly authorized representatives or proxies.

             4.6 SHAREHOLDERS' REPRESENTATIVES. Directors and employees of the Company are permitted to act as representatives or proxies for a holder at any meeting of the holders of Shares to the full extent permitted by law.

             4.7 ONE SHARE,  ONE VOTE. Every holder of Shares is entitled to one
(1) vote for each Ordinary Share held by it. Holders of convertible preference shares, including Series A Preference Shares, are entitled to vote on an as-converted basis. Decisions in meetings of holders of Shares at which a quorum is present shall be made by the affirmative vote of holders holding a majority of the issued and outstanding Shares present in person or by proxy.

             Notwithstanding the above, a Defaulting Shareholder shall not be entitled to vote at any meeting of Shareholders or holders of Shares and the Shares held by such Defaulting Shareholder shall not be counted for the purpose of determining whether a quorum is present.

             4.8 AMENDMENT OF ARTICLES. No Shareholder shall vote its Shares in favor of any resolution to amend the Articles unless and until such amendment has been approved previously by the vote of not less than two thirds (2/ 3) of the Shareholders. Not less than 15 nor more than 45 calendar days' prior written notice shall be given for such meetings of Shareholders.

         5.  ACCOUNTING AND REPORTING OBLIGATIONS.

             5.1 ACCOUNTING. The Company's fiscal year shall begin on January 1 and end on December 31 of the same year. The accounts of the Company shall be prepared in accordance with U. S. generally accepted accounting principles consistently applied and accompanied by the opinion of a firm of independent public accountants of internationally recognized standing approved at the preceding annual general meeting of the holders of Shares and selected by the Board of Directors.

             5.2 FINANCIAL STATEMENTS AND REPORTS TO SIGNIFICANT SHAREHOLDERS. The Company shall deliver to each Shareholder who holds not less than twenty million Ordinary Shares (on an as- converted basis and subject to adjustments for any stock splits or dividends, recapitalizations or other similar events after the date hereof)( the "Significant Shareholder"):

                (a) upon request, within forty- five (45) days after the end of each fiscal quarter, an unaudited quarterly income statement, balance sheet, and cash flow statement of the Company and its subsidiaries;

                (b) upon request, within 120 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company as of the end of that year and audited consolidated statements of income, shareholders' equity, and cash flow for that year, which year- end financial statements shall be in reasonable detail; and

                (c) upon request, within 30 days prior to the end of each fiscal year of the Company, (i) the annual budget and business plan of the Company for the immediately following fiscal year, and (ii) such other information as the Significant Shareholder may reasonably request and the Board of Directors may agree from time to time.

             5.3  INSPECTION  RIGHTS.  The  Company  shall  establish  an  Audit
Committee consisting of at least three members. The Audit Committee shall independently call for, to exercise and inspect at any and all reasonable times, the books, records and accounts of the Company and the Operating Entity.

         6.  TRANSFER OF SHARES.

             6.1 TRANSFER. No Shareholder shall assign, sell, pledge or otherwise transfer ("Transfer") any Shares except (i) to an Affiliate of such Shareholder which agrees in writing to be bound by the terms of this Agreement as though named as a party hereto; (ii) with the prior written consent of all the other Shareholders; or (iii) otherwise pursuant to this Section 6.

             6.2 RESTRICTION ON TRANSFER BY STRATEGIC SHAREHOLDERS. Notwithstanding anything to the contrary provided in this Agreement, no Shareholder listed in Schedule III hereto (the "Strategic Shareholders") shall transfer more than fifty percent (50%) of its total equity interest in the Company prior to the IPO. For the purpose of this paragraph, "total equity interest" with respect to any Strategic Shareholder shall include all Shares and other equity interests acquired by such Strategic Shareholder, including any Shares or other equity interests that have previously been transferred by such Strategic Shareholder pursuant to this Section 6. To illustrate, if a Strategic Shareholder acquires ten million Ordinary Shares in year one, it then may transfer up to five million Ordinary Shares in that transfer. If such Strategic Shareholder transfers four million Ordinary Shares pursuant to this Section 6 in year two and acquires eight million Ordinary Shares in year three, it may then make a further transfer of up to five million Ordinary Shares pursuant to this paragraph.

             6.3 RIGHT OF FIRST OFFER. Subject to Section 6.8 of this Agreement, if any Shareholder (the "Transferring Shareholder") proposes to make a Transfer of any Stock to any person or entity other than an Affiliate of such Shareholder, including to another Shareholder, then the Transferring Shareholders shall first offer the Stock to the Company by notifying the Company's President in writing. Upon the receipt of such notice, the President shall duly request a special meeting of the Board of Directors to vote whether the Company should purchase such Stock. If the Board of Directors votes not to purchase such Stock, the Transferring Shareholder shall then offer the Stock to the other Institutional Shareholders (the "Non- transferring Institutional Shareholders") by giving a written notice (the "Transfer Notice") to the Non-transferring Institutional Shareholders describing fully the proposed transfer, including the number of shares proposed to be transferred the proposed transfer price (the "Right of First Offer"). All such Transfer Notices shall be delivered to the Company to the attention of the President and the Company shall thereupon cause such notices to be transmitted to each Non- transferring Institutional Shareholder at its registered address maintained with the Company. Charges for such transmittal shall be for the account of the Transferring Shareholder, who will be required to indicate the method of transmission to be used by the Company in this regard (e. g., regular post, express courier, etc.). The Company may require advance payment of funds from the Transferring Shareholder to cover the costs of transmitting such notices.

             Each Non- transferring Institutional Shareholder shall then have the right to purchase all (but not less than all) of its Pro Rata Share of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery to the Company of a notice of exercise of its Right of First Offer within 30 days after the date the Transfer Notice is delivered to the Non- transferring Institutional Shareholder. Upon receipt of any such notices of exercise the Company shall promptly transmit the same to the Transferring Shareholder at its registered address (or such other address as it may designate for such purpose). Charges for such transmittal shall be for the account of the Transferring Shareholder, who will be required to indicate the method of transmission to be used by the Company in this regard (e. g., regular post, express courier, etc.). The Company may require advance payment of funds from the Transferring Shareholder to cover the costs of transmitting such notices. To the extent any Stock is not purchased by the Non- transferring Institutional Shareholders in accordance with the terms and conditions set forth in this Section 6.3, the Transferring Shareholder may transfer the Stock pursuant to Section 6.4 below.

             6.4 SALE BY TRANSFERRING SHAREHOLDER. If any Stock subject to the Transfer Notice is not purchased by the Non- transferring Institutional Shareholders pursuant to Section 6.3 above, the Transferring Shareholder may, subject to Section 6.5 below and not later than 60 days following expiration of 30 days from the Subsequent Transfer Notice (as defined below), conclude a transfer (the "Subsequent Transfer") of all of the Stock not purchased by the Non- Transferring Shareholders on terms and conditions not more favorable to the transferee (the "Subsequent Transferee") than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable to the Subsequent Transferee than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Offer and shall require compliance by the Transferring Shareholder with the procedures described in this Section 6.

             6.5 CO-  SALE  RIGHT  REGARDING  ORDINARY  SHARES.  If any  Founder
proposes to make a Transfer pursuant to Section 6.4 above, such Founder shall give a written notice (the "Subsequent Transfer Notice") to each of the Non-transferring Institutional Shareholders pursuant to Section 6.3 above. All such Subsequent Transfer Notices shall be delivered to the Company to the attention of the President and the Company shall thereupon cause such notices to be transmitted to each Non- transferring Institutional Shareholder at its registered address maintained with the Company. Charges for such transmittal shall be for the account of such Founder, who will be required to indicate the method of transmission to be used by the Company in this regard (e. g., regular post, express courier, etc.). The Company may require advance payment of funds from such Founder to cover the costs of transmitting such notices. The Subsequent Transfer Notice shall specify the number of Shares to be purchased by the Subsequent Transferee, the proposed transfer price and the name and address of the Subsequent Transferee.

                  Each Non- transferring Institutional Shareholder shall have the right, exercisable upon written notice to the Company within 30 days after the date the Subsequent Transfer Notice is transmitted by the Company to the Non- transferring Institutional Shareholders, to participate in the sale of Shares on the same terms and conditions as such Founder to the extent of that Non- transferring Institutional Shareholder's Pro- Rata Share of the number of such Ordinary Shares (the "Co- Sale Right"). Notice of exercise of a Co- Sale Right shall indicate the number of Shares the Non- transferring Institutional Shareholder wishes to sell under its Co- Sale Right. Upon receipt of any such notices of exercise the Company shall promptly transmit the same to such Founder at its registered address (or such other address as it may designate for such purpose). Charges for such transmittal shall be for the account of such Founder, who will be required to indicate the method of transmission to be used by the Company in this regard (e. g., regular post, express courier, etc.). The Company may require advance payment of funds from such Founder to cover the costs of transmitting such notices. To the extent the Non- transferring Institutional Shareholders exercise their Co- Sale Right in accordance with the terms and conditions set forth in this Section 6.5, the number of the Shares that such Founder may sell to Subsequent Transferees shall be correspondingly reduced.

                (a) DELIVERY OF CERTIFICATES. The Non- transferring Institutional Shareholders shall effect their participation in the sale by promptly delivering to the Company one or more certificates, properly endorsed for transfer, which represent the type and number of Shares which the Non-transferring Institutional Shareholders elect to sell. The Company shall deliver such certificates for transfer to the prospective purchaser or purchasers (who may include one or more Shareholders purchasing pursuant to Section 6.3) at such time and place as may be designated by such Founder. Expenses incurred by the Company in this regard shall be for the account of such Founder. The Company may require advance payment of funds from such Founder to cover its expenses in this regard.

                (b) SALES PROCEEDS. The stock certificate or certificates that the Non- transferring Institutional Shareholders deliver to the Company pursuant to Section 6.5( a) shall be transferred to the prospective purchaser or purchasers in consummation of the sale of Shares pursuant to the terms and conditions specified in the Subsequent Transfer Notice, and such Founder shall concurrently therewith remit to the Company, for the account of each such Non-transferring Institutional Shareholder that portion of the sale proceeds to which that Non- transferring Institutional Shareholder is entitled by reason of its participation in the sale. Upon receipt of such funds the Company shall promptly remit the same to each such Non- transferring Institutional Shareholder by wire transfer or check in accordance with the instructions of the relevant Non- transferring Institutional Shareholder. Charges for such remittances shall be for the account of such Founder. The Company may require advance payment of funds from such Founder to cover the costs of such remittances. To the extent that any prospective purchaser or purchasers prohibit assignment or otherwise refuses to purchase shares or other securities from the Non- transferring Institutional Shareholders, such Founder shall not sell to the prospective purchaser or purchasers any Share unless and until, simultaneously with the sale, such Founder purchases shares or other securities from the Non-transferring Institutional Shareholders in amounts and on terms as contemplated in Section 6.5.

             6.6 NO ADVERSE EFFECT. The Non- transferring Institutional Shareholders' exercise or non- exercise of the Right of First Offer or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Stock by the Transferring Shareholder subject to the provisions of this Section 6.

             6.7 REMEDIES. In the event the Transferring Shareholder sells any Stock in contravention of this Section 6 (a "Prohibited Transfer"), the Non-transferring Institutional Shareholders shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares of Stock the Non- transferring Institutional Shareholders would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement. This sale shall be made on the following terms and conditions: (a) the price per share at which the Stock is to be sold to the Transferring Shareholder shall be equal to the price per share paid in the Prohibited Transfer; (b) the Transferring Shareholder shall reimburse the Non-transferring Institutional Shareholders for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Non- transferring Institutional Shareholders' rights under this Section 6; (c) within 90 days after the earlier of the dates on which the Non- transferring Institutional Shareholders (i) receive notice of the Prohibited Transfer or (ii) otherwise become aware of the Prohibited Transfer, the Non- transferring Institutional Shareholders shall, if exercising the option provided by this Section 6.6, deliver to the Transferring Shareholder the certificate or certificates representing the Stock to be sold, each certificate to be properly endorsed for transfer; and (d) the Transferring Shareholder shall, upon receipt of the certificate or certificates for the Stock to be sold by the Non- transferring Institutional Shareholders, pursuant to Section 6.6, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 6.5( b), in cash or by other means acceptable to the Non- transferring Institutional Shareholders. Notwithstanding the foregoing, any attempt by a Shareholder to transfer Stock in violation of this Section 6 shall be void and the Company agrees it will not effect the transfer nor will it treat any purported transferee as the holder of the Stock purported to be transferred without the written consent of the Non- transferring Institutional Shareholders.

             6.8 DRAG ALONG RIGHT.

             If a person (the "Offeror") offers to purchase all of the Company's outstanding Shares and the holders of Shares holding at least seventy percent (70%) of the Company's outstanding Shares ("Accepting Holders") unconditionally accept such offer, the Accepting Holders are entitled to give all (but not less than all) of the remaining holders of Shares ("Remaining Holders") a written notice ("Drag- Along Notice") and require each Remaining Holder to sell to the Offeror all of its Shares at the same price and on the same terms and conditions offered by the Offeror. The Drag- Along Notice shall specify (i) the details of the Offeror; (ii) the price payable for each class or series of Shares; and
(iii) all other material terms and conditions of the offer made by the Offeror. Such Drag- Along Notices shall be delivered by the Accepting Holders to the Company to the attention of the President and the Company shall thereupon cause such notices to be transmitted to each Remaining Holder at its registered address maintained with the Company. Charges for such transmittal shall be for the account of the Accepting Holders, who will be required to indicate the method of transmission to be used by the Company in this regard (e. g., regular post, express courier, etc.). The Company may require advance payment of funds from the Accepting Holders to cover the costs of transmitting such notices. The Remaining Holders are not obligated to sell their Shares if the Accepting Holders do not complete the sale of all their Shares to the Offeror on the same terms and conditions specified in the Drag- Along Notice.

             6.9 STANDOFF AGREEMENT. Each Shareholder agrees not to make a Transfer of any Ordinary Shares (or other securities) of the Company held by it during the 180- day period (or such longer or shorter period or periods as shall be required by the underwriters, including one or more staggered periods) following the date of the final prospectus for the IPO, if so requested of the Company by the underwriter of Ordinary Shares (or other securities) of the Company, PROVIDED that (i) such agreement shall apply only to the IPO, and (ii) all executive officers and directors of the Company and all holders holding at least one percent (1%) of the Company's voting securities enter into similar agreements. Notwithstanding anything herein to the contrary, the GS Investors and its affiliates may engage in brokerage, investment advisory, investment company, financial advisory, anti- raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates' business. The Company may impost stop- transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

         7.  SHAREHOLDERS'  AGREEMENT.

             7.1 SHAREHOLDERS AS PARTIES; BINDING EFFECT. All Shareholders from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof. To more fully evidence this, all Shareholders shall be required to execute and deliver to the Company, for the benefit of the Company and all other Shareholders, an Accession Agreement substantially in the form set forth in EXHIBIT A to this Agreement. The Company hereby represents and warrants, for the benefit of all Shareholders as of the date and time of the Company's execution of this Agreement, that all such existing Shareholders have executed and delivered to the Company such an Accession Agreement. The Company shall keep and maintain all Accession Agreements at its principal place of business, and shall also maintain a current list of all Shareholders (all of whom shall have executed and delivered such an Accession Agreement) from time to time.

             7.2 SHARE CERTIFICATE LEGENDS. All certificates in respect of the Company's issued and outstanding Shares acquired by any Shareholder from time to time shall be affixed with appropriate prominent legends on the face thereof, including one substantially to the following effect:

             THESE SHARES ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT,  DATED AS OF
             MARCH, 2001,   BY  AND   BETWEEN   SEMICONDUCTOR   MANUFACTURING
             INTERNATIONAL CORPORATION AND CERTAIN OF ITS SHAREHOLDERS. THE RIGHTS AND OBLIGATIONS OF THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY SUCH AGREEMENT. IN ADDITION, SUCH AGREEMENT IMPOSES SIGNIFICANT RESTRICTIONS ON THE TRANSFER OF THESE SHARES AND ANY ATTEMPTED TRANSFER OF THESE SHARES OTHERWISE THAN IN ACCORDANCE WITH SUCH AGREEMENT SHALL BE VOID.

             The Company hereby represents and warrants, for the benefit of all Shareholders as of the date and time of the Company's execution of this Agreement, that all certificates in respect of the Company's outstanding Shares issued to all Shareholders have been affixed with a legend to substantially the foregoing effect.

             7.3 ACCESSION BY TRANSFEREES. No transfer of Shares by any Shareholder will be effective unless the transferee shall have agreed to be bound by the terms of this Agreement and shall have executed and delivered to
the  Company  an  Accession   Agreement.

         8.  RIGHTS  AND  OBLIGATIONS  OF  THE SHAREHOLDERS AND COMPANY.

             8.1 OBJECTIVES. Each of the Shareholders shall from time to time take such steps as are open to it, including but not limited to exercising its voting rights in the Company, to ensure that any action taken by the Company is consistent with the purposes, objectives and provisions of this Agreement.

             8.2 ARTICLES OF ASSOCIATION. The Articles shall be consistent with this Agreement as far as practicable. In the event of any conflict between the provisions of this Agreement and the Articles, the terms of this Agreement shall prevail as among the Shareholders so as to regulate the way in which they exercise their rights as a shareholder of the Company. The Shareholders further agree that, in case of such conflict, the Articles shall be amended, to the extent permitted by the relevant law, to reflect the agreement of the Shareholders hereunder.

             8.3 WAFER GUARANTEE. [*]

             The Company agrees to commit a certain number of foundry wafers per month to certain of its major Shareholders who elect to be customers of the Company. The number of wafers the Company shall guarantee shall be the lower of: (a) [*]% of the Company's current monthly production of merchantable wafers and (b) [*] wafers per month for every [*] of equity investment in the Company. Terms and conditions (including price) shall be negotiated and determined between the Company and individual Shareholders/customers on an arms-length basis and shall be consistent with industry practice and fair and reasonable to the Company. Other than in respect of the issuance and sale of securities or an acquisition or a disposition of its assets or the assets of the Operating Entity, the Company may execute any agreement with any of its holders of Shares. The Shareholders agree, however, that any agreements or transactions that may be entered into between the Company and any of its holders of Shares and/or their affiliates shall be in their respective ordinary course of business and shall be executed and carried out in line with customary commercial terms negotiated on an arms-length basis.

             8.4 COOPERATION BETWEEN SHAREHOLDERS AND COMPANY. Subject to the provisions of this Agreement (including, without limitation, Section 3.9 hereof), the Company may enter into any agreement or transaction with any holder of its Shares provided that such agreement or transaction is in the ordinary course of business of the Company and such holder of Shares and contains customary commercial terms negotiated on an arm's length basis.

             8.5 INDEMNITY. To the fullest extent permitted by law, the parties hereto agree to cause the Company to indemnify and hold harmless the Directors and Executive Officers of the Company from and against any and all damages, liabilities, losses, costs, expenses, liabilities, and attorney's fees incurred by them arising out of, or in connection with, the performance of their duties or the operation of the Company's business, provided, however, that such indemnity shall not include those damages, losses, costs, expenses, liabilities, and attorney's fees resulting from their gross negligence or willful misconduct.


             8.6 INCENTIVE STOCK PLANS. Each of the Shareholders shall take such steps as are open to it, including exercising its voting rights in the Company, to keep the aggregate percentage of the Company's Shares issued and reserved for issuance under its Incentive Stock Plans at 10% of the total Shares outstanding as of March , 2001. Thereafter, any increase of the Company's Shares issued and reserved for issuance under its Incentive Stock Plans shall be duly approved by the Board of Directors or a compensation committee of the Board of Directors.

         9.  TERMINATION

             9.1 Except where otherwise provided herein, in the event that any Shareholder ceases to be a shareholder of the Company, this Agreement shall thereupon automatically be terminated with respect to such Shareholder. The Agreement will be terminated automatically upon the completion of the IPO.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

             9.2 If any of the Events of Default  defined  below in this Section
9.2 occurs, all of the non- defaulting parties, acting together through a decision by the non- defaulting parties holding at least the majority of the Shares held by all Shareholders other than those held by the defaulting party, shall have the right to terminate this Agreement with respect to such defaulting party, by written notice to the defaulting party. Each of the following events shall constitute an Event of Default:


                 (a) If any Shareholder is in default in the performance of or violates any provision of this Agreement, and if such default or violation has not been cured to the reasonable satisfaction of all the non- defaulting parties within 30 days after a notice of default has been given by any of the non-defaulting parties to the defaulting party; or

                 (b) If any Shareholder  shall:

                     (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets;

                    (ii) be unable, or admit in writing its inability, to pay debts as they mature;

                   (iii) make a general assignment for the benefit of credi-tors;

                    (iv) be adjudicated  bankrupt or insolvent;  or

                     (v) be the subject of a petition in bankruptcy or petition seeking reorganization or arrangement with creditors to take advantage of any insolvency law.

             9.3  The   termination  of  this  Agreement  with  respect  to  any
Shareholder pursuant to Section 9.2 above shall be without prejudice to the accrued rights and liabilities of such Shareholder at the date of such termination, and shall be in addition and without prejudice to any other legal rights and remedies available to such Shareholder under this Agreement (including the right of the non- defaulting parties to purchase the Shares owned by the defaulting party pursuant to Section 6 of this Agreement or otherwise provided by law).

         10. WINDING UP OF BUSINESS

             10.1 CONDITIONS FOR WINDING- UP. The Company's business shall be wound up if any of the following conditions occurs:

                  (a) Expiration or revocation of any material licenses, approvals or permits necessary for the business and operation of the Company or the Operating Entity and no extension or remedy thereof could be secured within three (3) months by the Company; or

                  (b) A sale of all or substantially all of the assets of the Company or the Operating Entity; or

                  (c) Bankruptcy or insolvency of the Company or the Operating Entity; or

                  (d) All Shareholders agree to terminate this Agreement and wind up the business of the Company.

             10.2 TERMINAL VALUE OF THE COMPANY. Upon the occurrence of any of the preceding conditions, the Company shall be liquidated in accordance with the applicable laws and the Articles. The Directors or other persons designated by agreement of the Shareholders shall be appointed as the liquidators to process relevant procedures.

         11. CONFIDENTIALITY.

             11.1 CONFIDENTIALITY. No Shareholder shall divulge or communicate to any person (unless required by law or by any regulatory or governmental authority or to its officers, advisors or employees on a need- to- know basis) or use or exploit for any purpose whatsoever the identity of any Shareholder of the Company or the trade secrets, patents, intellectual property or confidential and/ or proprietary knowledge or information of the Company or any of the other Shareholders which the first- mentioned Shareholder may receive or obtain as a result of entering into this Agreement, and each Shareholder shall use its reasonable endeavors to prevent its employees or agents (if any) from so doing. This restriction shall continue to apply without limit in point of time but shall cease to apply (a) to information or knowledge which may properly come into the public domain through no fault of the relevant Shareholder or (b) if such disclosure is for a specific purpose and is approved by resolution of the Board of Directors prior to any such disclosure being made. The obligations set out in this Section 11 shall survive the termination of this Agreement.

             11.2 EXCEPTIONS. Notwithstanding the foregoing, Section 11.1 of this Agreement shall not apply to: (a) information which a Shareholder learns from a third party having the right to make the disclosure, provided the Shareholder complies with any restrictions imposed by the third party; (b) information which is in the Shareholder's possession prior to the time of disclosure by the Company and not acquired by the Shareholder under a confidentiality obligation; (c) the minimum extent (after requesting and pursuing confidential treatment to the extent reasonably possible) the Shareholder is required to disclose the information by law or a governmental regulatory authority; or (d) the minimum extent (after requesting and pursuing confidential treatment to the extent reasonably possible) the Shareholder is required to disclose the information by court order or other legal process.

         12. DEADLOCK

             12.1 For purposes of this Section 12, the term "Deadlock" shall mean any of the following events:

                  (a) any business plan (except the initial business plan), annual budget or financial plan is not approved by the Board of Directors; however, pending resolution of such Deadlock, the Shareholders shall cause the Company to continue to operate in accordance with the business plan most recently approved;

                  (b) the Board of Directors is unable to gather the quorum required under this Agreement at any two successive duly called and noticed Board meetings because of the consistent unexcused absences of the Directors nominated or appointed by particular Shareholders or their proxies. Whether a particular Director's absence from a particular Board meeting is "excused" shall be construed narrowly against such Shareholder and its Director; or

                  (c) the Chairman fails or refuses without valid reason to call a regular or special meeting of the Board or the holders of Shares upon the written request of any three Directors, or the Shareholders are unable to gather the quorum required under this Agreement at any two successive duly called and noticed shareholder meetings because of the consistent unexcused absences of particular Shareholders or their proxies.
Whether a Shareholder's absence from a particular Shareholder meeting is "excused" or not shall be construed narrowly against the Shareholder.

             12.2 In the event of any Deadlock other than a Deadlock arising because the Chairman has failed or refused without valid reason to call a meeting of the Board or of the holders of Shares, or because one or more Directors fail to attend any two successive duly noticed and called Board meetings, the Deadlock shall be referred to mediation by an internationally recognized expert in the business of semiconductor production selected by agreement of two- thirds (2/ 3) of the Directors who have attended two successive duly called and noticed Board meetings. This expert shall be instructed to make a recommendation within one month after the expert assumes his or her office. The recommendation of the expert shall be binding on and become an enforceable legal obligation of each of the Shareholders as if such recommendation were part of and had fully been set forth in this Agreement.

             12.3 The Shareholders shall provide all such assistance and information as may be required by the expert, as the case may be, for the purpose of drawing up the Business Plan or solutions to the Deadlock. The cost of engaging the expert shall be borne by the Company.

             12.4 In the event that a Deadlock arises because the Chairman has failed or refused without valid reason to call a meeting of the Board or of the holders of Shares, or because one or more Directors fail to attend any two successive duly noticed and called Board meetings, the delinquent Chairman or Director( s) shall promptly be removed based on a two- thirds (2/ 3) vote of all current Directors, and the appointing Shareholder( s) ` right to appoint a successor shall be suspended, the other Shareholders instead having the right to jointly elect a successor or successors to complete the remaining term of office of the removed Chairman or Director( s).

         13. MISCELLANEOUS.

             13.1 FORCE MAJEURE. None of the Shareholders nor the Company shall be liable in any manner for failure to perform or delay in performing all or any part of this Agreement which is directly or indirectly due to any cause or circumstances beyond the control of such Shareholder or the Company, including, without limitation, acts of God, fire, flood, storms, earthquake, typhoon, tidal wave, plague or other epidemics, war (whether declared or not), armed conflict, or the serious threat of the same, hostilities, mobilization, blockade, embargo, detention, revolution, riot, looting, lockout, strike or other labor dispute, unavailability of transportation or severe economic dislocation. If an event of force majeure operates for longer than three months, the Parties and the Company shall use their best effort to negotiate and arrive at a mutually acceptable solution to such problem.

             13.2 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed and construed in all respects by the laws of the State of New York without reference to conflicts of laws principles thereof. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New York ("New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Shareholders, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until the Board of Directors appoints another entity to act as the Authorized Agent of the Company. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

             13.3 COUNTERPARTS AND FACSIMILE EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             13.4 HEADINGS. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

             13.5 NOTICES. Any notice required or permitted by this Agreement shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or 5 days after deposit in the official mails of the jurisdiction of mailing, by registered or certified mail, postage prepaid, addressed: (a) as set forth below the applicable Shareholder's name on the signature page of its respective Accession Agreement; or (b) at such other address as the Company or Shareholder may designate by 15 days' advance written notice to all other parties to this Agreement.

             13.6 AMENDMENT OF AGREEMENT. Any provision of this Agreement may be amended only by a written instrument signed by the Company and the Shareholders holding at least two- thirds (2/ 3) of the Company's Ordinary Shares (on an as-converted basis).

             13.7 LANGUAGE. This Agreement and the Schedules to this Agreement are in the English language, which language shall be controlling in all respects.

             13.8 NO PARTNERSHIP. This Agreement shall not constitute an appointment of any Shareholder as the legal representative or agent of any other Shareholder or the Company, nor shall any Shareholder have a right or authority to assume, create or incur in any manner any obligations or other liability of any kind, express or implied, against, in the name or on behalf of, any other Shareholder or the Company. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership by or between the Shareholders.

             13.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             13.10 NON- ASSIGNABILITY. None of the Shareholders shall assign or transfer all or any part of this Agreement or any of its rights and/ or obligations hereunder to any third party other than a transferee purchasing Shares pursuant to Section 6 hereof.

             13.11 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire agreement among the Shareholders relative to the subject matter of this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties.

             13.12 GOOD FAITH. All matters not specifically provided for in this Agreement which relates to the Company and require decision shall be discussed by the Shareholders in good faith.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.

                                 SEMICONDUCTOR MANUFACTURING
                                 INTERNATIONAL CORPORATION


                                 By:
                                    --------------------------------------------
                                    Name: Richard Chang
                                    Title: President & CEO




                                 [SHAREHOLDER]


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title: